THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOWPOINT, INC., THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.
GLOWPOINT, INC.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
This certifies that, for value received, Super G Capital, LLC, with a mailing address at 23 Corporate Plaza, Suite 100, Newport Beach, California 92660 (“Holder”), is entitled to subscribe for certain shares of the Common Stock (as defined below) of Glowpoint, Inc., a Delaware corporation, with its principal offices at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203 (the “Company”), in the amount determined under Section 3 hereto as may be adjusted from time to time as provided elsewhere herein.
1.    Certain Definitions. As used in this Warrant:
(a)    “Common Stock” means the Common Stock, $.0001 par value, of the Company.
(b)    “Company” means Glowpoint, Inc., a Delaware corporation, and its successors and permitted assigns.
(c)    “Fair Market Value” as of any date means:
(A)    the closing price of a share of the Company’s Common Stock on the date immediately preceding that date or, if no sale of shares of the Company’s Common Stock shall have occurred on that date, on the next preceding day on which a sale of shares of Common Stock occurred:
(i)    on the composite tape for NYSE MKT listed shares, or
(ii)    if the shares of Common Stock are not quoted on the composite tape for NYSE MKT listed shares, on the principal United States Securities Exchange registered under the Exchange Act of 1934, as amended (the “Exchange Act”), on which the shares of Common Stock are listed, or
(iii)    if the shares of Common Stock are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System, or
(B)    if clause (A) is inapplicable, the mean between the closing “bid” and the closing “asked” quotation of a share of Common Stock on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or
(C)    if clauses (A) and (B) are inapplicable, what the Company and the Holder determine jointly in good faith to be 100% of the fair market value of a share of Common Stock on that date, using such criteria as they shall determine, in their sole discretion, to be appropriate for valuation. If the Company and the Holder are unable to reach an agreement within a reasonable period, the Holder and the Company shall jointly select an investment bank, certified public accounting firm or other qualified valuator to determine the fair market value of the shares of Common Stock whose decision shall be final and binding upon the Company and the Holder. All costs and expenses of the investment bank, certified public accounting firm or other qualified valuator shall be shared equally between the Holder and the Company.
However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, all references in this paragraph to the “date immediately preceding that date” shall be deemed to be references to “that date.”
(d)    “Warrant” means this Warrant to purchase shares of Common Stock.
(e)    “Warrant Shares” means the number of shares of Common Stock of the Company subject to this Warrant as determined under Section 3 herein.
2.    Term. This Warrant is exercisable, subject to the other terms and conditions specified herein, at any time six months after the date hereof and before July 28, 2020 (the “Expiration Date”). On the Expiration Date, this Warrant and all rights and obligations hereunder shall automatically terminate and shall be of no further force and effect.
3.    Number of Shares Subject to Warrant. The number of shares of the Common Stock of the Company subject to this Warrant is 550,000.
4.    Warrant Price of Warrant and Exit Fee. Holder is entitled to subscribe to shares of the Common Stock of the Company at a price of $0.30 per share (“Warrant Price”) in the amount provided for in Section 3, subject to the other adjustments provided herein. In the event Holder is unable to realize a “Gross Profit” (defined as the aggregate Fair Market Value of the converted Warrant Shares less the aggregate Warrant Price of the converted Warrant Shares) of $165,000.00 through the exercise of this Warrant prior to the Expiration Date, Holder shall have the right to receive from the Company, within ten business days after the Expiration Date, a cash payment equal to the difference between $165,000.00 and the Gross Profit the Holder realized through the exercise of this Warrant prior to the Expiration Date (the “Exit Fee”), it being understood that (x) subject to clause (y) below, the Company is obligated to pay Holder the Exit Fee regardless of whether the Holder exercises all or any part of this Warrant; and (y) the Holder is obligated to use commercially reasonable efforts to realize Gross Profit of at least $165,000.
5.    Certain Adjustments. The number and type of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)    Reclassification or Merger. In case of any reclassification, change, or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new warrant (in form and substance reasonably satisfactory to Holder), so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of capital stock, other securities, money, and property receivable upon that reclassification, change, or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant. That new warrant shall provide for adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this subsection (a) shall similarly apply to successive reclassifications, changes, and mergers.
(b)    Subdivision or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired, the Company subdivides or combines its outstanding Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective. The number of Warrant Shares shall be adjusted as set forth in paragraph (d) of this Section 5.
(c)    Share Dividends. If at any time while this Warrant is outstanding and unexpired, the Company pays a dividend with respect to shares of Common Stock payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive that dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to the date of determination by a fraction, (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the dividend. The number of Warrant Shares shall be adjusted as set forth in paragraph (d) of this Section 5.
(d)    Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to this Section 5, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to the adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to the adjustment and the denominator of which shall be the Warrant Price immediately thereafter.
Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder is adjusted pursuant to this Section 5, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which the adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to the adjustment, and shall cause a copy of the certificate to be delivered to Holder.
6.    No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.
7.    Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time before the Expiration Date, subject to the terms and conditions herein, by presentation and surrender of this Warrant, the notice of exercise form attached hereto as Exhibit A duly completed and executed, and payment of the aggregate Warrant Price then in effect for the Warrant Shares to be acquired to the Company at its principal office or election of the “cashless exercise” provisions set forth on the notice of exercise form. The Company reserves the right to change Exhibit A and any attachment thereto to the extent deemed necessary by counsel for the Company to assure that exercise of the Warrant and issuance of the Warrant Shares will comply with federal, state, or other securities laws. Holder shall be deemed to become Holder of record of the number of Warrant Shares issuable upon exercise (and the Warrant Shares shall be deemed to have been issued) immediately before the close of business on the date or dates on which this Warrant is exercised. If this Warrant is exercised, certificates for the Warrant Shares shall be delivered to Holder as soon as possible and in any event within ten days after the exercise. Unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Warrant Shares with respect to which this Warrant was not exercised also shall be issued to Holder of this Warrant as soon as possible and in any event within ten days after the exercise.
8.    Warrant Shares Fully Paid; Reservation of Common Stock. All Warrant Shares will, upon issuance, be fully paid and nonassessable and free from any and all taxes, liens, and charges with respect to the issue thereof (other than those incurred by Holder of the Warrant Shares). During the term of this Warrant, the Company at all times shall have authorized and reserved a sufficient number of shares of Common Stock for issuance upon the exercise of this Warrant and shall have authorized and reserved a sufficient number of shares of common stock of the Company into which Warrant Shares may be converted.
9.    Closing of Books. Except as otherwise provided in this Warrant and to the extent necessary to assure compliance with federal, state, or other securities laws, the Company shall not close its books against the issuance of any Warrant Shares in any manner that materially interferes with the timely exercise of this Warrant.
10.    Fractional Shares. No fractional Warrant Shares shall be issued in connection with exercise hereunder, and the number of Warrant Shares available to be acquired under this warrant shall, if necessary, be rounded up to the nearest whole number.
11.    Compliance with Securities Laws; Disposition of Warrant or Warrant Shares.
(a)    Compliance with Securities Laws. Holder, by accepting this Warrant, represents to the Company that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for its own account for investment purposes only and not with a view to distribution or resale, and that Holder will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Act”), or any state or other securities laws. Upon exercise of this Warrant, Holder shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A, that the Warrant Shares so purchased are being acquired for investment purposes only and not with a view to distribution or resale. This Warrant, any Warrant subsequently issued to Holder, and all certificates representing the Warrant Shares issued hereunder (unless registered under the Act and any applicable state or other securities law) shall be stamped or imprinted with a legend in substantially the following form:
[THIS WARRANT HAS] [THE SECURITIES EVIDENCED HEREBY HAVE] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO GLOWPOINT, INC. THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.
In addition, in connection with the issuance of this Warrant, Holder specifically represents to the Company by acceptance of this Warrant as follows:
(i)    Holder has been provided the opportunity to ask questions and receive answers concerning the Company and the transaction in which this Warrant is being issued; to obtain any other information it deems necessary to verify the accuracy of the information provided to it. Holder is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this Warrant. Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” thereof for purposes of the Act.
(ii)    Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. In this connection, Holder understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for the federal exemption may be unavailable if Holder’s representation is predicated solely upon a present intention to hold the Warrant for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Warrant, or for a period of one year or any other fixed period in the future.
(iii)    Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. In addition, Holder understands that the certificate evidencing the Warrant Shares, when issued, will be imprinted with a legend that prohibits the transfer of the Warrant Shares unless they are registered or such registration is not required in the opinion of counsel for the Company.
(iv)    Holder is aware of the provisions of Rule 144 promulgated by the SEC under the Act (“Rule 144”), which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of the issuer), in a non-public offering, subject to the satisfaction of certain conditions, if applicable, including, among other things: certain public information about the issuer must be available; the resale must occur at least one year after the party has purchased and paid for the securities to be sold; the sale must be made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market-maker (as that term is defined under the Exchange Act); and the amount of securities being sold during any three month period must not exceed the specified limitations stated in Rule 144.
(v)    Holder further understands that at the time it wishes to sell this Warrant there may be no public market through which it may make such a sale, and that even if a public market then exists the Company may not then satisfy the current public information requirements of Rule 144. In that event, Holder may be precluded from selling this Warrant under Rule 144 even if the one-year minimum holding period has been satisfied.
(vi)    Holder further understands that if all of the requirements of Rule 144 are not satisfied, registration under the Act, or compliance with some other exemption from registration under the Act will be required; and that, notwithstanding the fact that Rule 144 is not the exclusive means of selling unregistered securities in accordance with the Act, the Staff of the SEC has expressed its opinion that persons proposing to offer and/or sell securities acquired through private placement other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that the Sellers and their respective brokers who participate in such transactions do so at their own risk.
(vii)    Holder understands that the Warrant has not been registered under any state’s or other jurisdiction’s securities laws and may not be offered or sold without compliance with applicable securities laws, whether through registration of the offer and sale of the Warrant or in reliance upon one or more exemptions from registration available under state or other securities laws.
(viii)    Holder is an “accredited investor” as defined in Rule 501 promulgated under the Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks related to its acquisition of this Warrant.

(b)    Disposition of Warrant or the Warrant Shares. With respect to any offer, sale, or other disposition of this Warrant or any of the Warrant Shares before registration of the Warrant Shares, the then current Holder shall give written notice to the Company prior thereto, describing briefly the manner of the offer, sale, and/or other disposition and if requested by the Company a written opinion of Holder’s counsel reasonably satisfactory to the Company, to the effect that the offer, sale, or other disposition may be effected without registration or qualification of this Warrant or the Warrant Shares under the Act as then in effect and any federal, state, or other securities laws then in effect. The opinion of Holder’s counsel shall also state whether under any applicable securities law this Warrant or the Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with federal, state, or other securities laws. Promptly upon receiving the written notice and a reasonably satisfactory opinion, if so requested, the Company shall notify Holder that Holder may sell or otherwise dispose of this Warrant or the Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If the Company determines pursuant to this Section 11(b) that the opinion of counsel for Holder is not reasonably satisfactory, the Company shall so notify Holder promptly after making that determination. Notwithstanding the foregoing this Warrant or the Warrant Shares may, as to federal securities laws, be offered, sold, or otherwise disposed of in accordance with Rule 144 or any successor rule under the Act, provided that Holder furnishes the Company with all information the Company may reasonably request to provide reasonable assurance that the provisions of Rule 144 or any successor rule have been satisfied. Each certificate representing this Warrant or the Warrant Shares thus transferred shall bear a legend as to the applicable restrictions on transferability to ensure compliance with federal, state, and other securities laws, unless, in the opinion of counsel for Holder, a legend is not required to ensure compliance with those laws. The Company may issue stop-transfer instructions to its transfer agent in connection with any restrictions.
(c)    Certain Exceptions. Notwithstanding the requirements of Section 11(b), no opinion of counsel for Holder shall be required in connection with any transfer, without any additional consideration, of the Warrant to the members, general and/or limited partners of Holder; provided, however, that in any such transfer, the transferee shall, at the Company’s request, agree in writing to be bound by the terms of this Warrant as if an original signatory hereto, and shall for all purposes be deemed the “Holder” hereunder.
12.    Rights as Shareholders; Information. Holder shall not be entitled to vote or receive dividends in connection with this Warrant or be deemed Holder of any of the Warrant Shares, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a shareholder of the Company, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof; to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant has been exercised and the Warrant Shares have become deliverable, as provided herein. Notwithstanding the foregoing, the Company shall transmit to Holder any information, documents, and reports generally distributed to Holders of shares of Common Stock concurrently with the distribution thereof to the shareholders, and Holder shall be deemed to have knowledge of the contents thereof.
13.    Amendment and Certain Waivers. This Warrant may be amended or modified only by a written agreement by the party against which enforcement is sought. The Company may take any action prohibited by this Warrant or omit to perform any act required to be performed by it under this Warrant, if the Company obtains the written consent of Holder to the action or omission to act.
14.    Benefit of Parties; Assignability. All of the terms and conditions of this Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation, all of the Company’s obligations relating to the Warrant Shares shall survive the exercise and termination of this Warrant and all of the Company’s covenants and agreements shall inure to the benefit of Holder’s successors and assigns.
15.    Title to Warrant. This Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by Holder in person or by duly authorized attorney, upon surrender of this Warrant, together with the assignment form attached hereto as Exhibit B duly completed and executed.
16.    Captions. The captions of the sections of this Warrant are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Warrant.
17.    Governing Law; Choice of Forum. The laws of the State of Delaware shall govern all questions concerning the relative rights of the Company and its shareholders. California law shall govern the interpretation, construction, and enforcement of this Warrant, and all transactions contemplated hereby, notwithstanding any state’s choice of law rules to the contrary. The parties irrevocably consent to the exclusive jurisdiction of the state and federal courts located in Los Angeles, California, in any actions arising out of or relating to this Warrant and waive any other venue to which any party might be entitled by domicile or otherwise.
18.    Notices. All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Warrant shall be in writing and delivery shall be deemed sufficient in all respects and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given, or on the third day after mailing if mailed by first-class mail, return receipt requested, postage prepaid, and properly addressed to Holder at the address set forth in the first paragraph of this Warrant and the Company at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, or to any other address as either party may specify in writing.
19.    Acceptance. Holder’s receipt of this Warrant (as indicated below) shall constitute acceptance of and agreement by Holder to the foregoing terms and conditions.
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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative this 31st day of July, 2017.

GLOWPOINT, INC. By: /s/ Peter Holst Peter Holst President and Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE
To:    Glowpoint, Inc.
All capitalized terms used herein and not hereinafter defined shall have that meaning set forth in the warrant attached hereto (the “Warrant”).

1.
(a)    ________ The undersigned hereby elects to purchase ________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tendered herewith payment of the exercise price of those shares of Common Stock in full at a rate of $_________ per share;

or

(b)
_________ The undersigned hereby elects to convert this Warrant into ________ shares of Common Stock by dividing (i) the aggregate “fair market value” of such Warrant Shares minus the aggregate Warrant Price of such Warrant Shares by (ii) the Fair Market Value of one Warrant Share.

2.    Please issue a certificate or certificates representing _______ shares of Common Stock in the name of the undersigned, or in such other name or names as are specified below:

(Name)

(Address)
3.    The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment purposes only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling these shares of Common Stock. In support thereof the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

By:
Name:
(Date)	Its:

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Schedule 1

INVESTMENT REPRESENTATION STATEMENT
Purchaser:

Company:	Glowpoint, Inc.

Security:	Shares of Common Stock (“Common Stock”)

Amount:	$_________ per share of Common Stock, Total: $_____________

Date:	__________________, 20___
In connection with the purchase of the above-listed shares of Common Stock of Glowpoint, Inc., the undersigned (“Purchaser”) represents to Glowpoint, Inc. (the “Company”) as follows:
(a)    The Purchaser has been provided the opportunity to ask questions and receive answers concerning the Company and the transaction in which the shares of Common Stock are being issued, and to obtain any other information it deems necessary to verity the accuracy of the information provided to it; and has otherwise acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Common Stock. The Purchaser is acquiring the shares of Common Stock for its own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (“Act”).
(b)    `The Purchaser understands that the shares of Common Stock have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for the exemption may be unavailable if the Purchaser’s representation is predicated solely upon a present intention to hold the shares of Common Stock for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Common Stock, or for a period of one year or any other fixed period in the future.
(c)    The Purchaser further understands that the shares of Common Stock must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the shares of Common Stock will be imprinted with the legend referred to in the Warrant under which the shares of Common Stock are being purchased.
(d)    The Purchaser is aware of the provisions of Rule 144 promulgated by the SEC under the Act (“Rule 144”), which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of the issuer), in a nonpublic offering subject to the satisfaction of certain conditions, if applicable, including among other things certain public information about the issuer must be available; the resale must occur at least one year after the party has purchased and paid for the securities to be sold; the sale must be made through a broker

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in an unsolicited “broker’s transaction” or in transactions directly with a market-maker (as that term is defined under the Securities Exchange Act of 1934, as amended); and the amount of securities being sold during any three month period must not exceed the specified limitations stated in Rule 144. Purchaser understands that Purchaser may be entitled to tack the “holding period” of the shares of the Common Stock with the holding period of the Warrant if Purchaser has made a cashless exercise pursuant to Section 1(b) of the Notice of Exercise.
(e)    The Purchaser further understands that at the time it wishes to sell the shares of Common Stock there may be no public market through which it may make such a sale, and that even if a public market then exists the Company may not then satisfy the current public information requirements of Rule 144. In that event, the Purchaser may be precluded from selling the shares of Common Stock under Rule 144 even if the one-year minimum holding period has been satisfied.
(f)    The Purchaser further understands that if all of the requirements of Rule 144 are not satisfied, registration under the Act, or compliance with some other exemption from registration under the Act will be required; and that, notwithstanding the fact that Rule 144 is not the exclusive means of selling unregistered securities in accordance with the Act, the Staff of the SEC has expressed its opinion that persons proposing to offer and/or sell securities acquired through private placement other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that the Sellers and their respective brokers who participate in such transactions do so at their own risk.
(g)    The Purchaser understands that the shares of Common Stock have not been registered under any state or other securities laws and may not be offered or sold without compliance with applicable state or other securities laws, whether through registration of the offer and sale of the shares of Common Stock or in reliance upon one or more exemptions from registration available under state or other securities laws. The Purchaser understands that the Company is not obligated to register the shares of Common Stock.
(h)    The Purchaser is an “accredited investor as defined in Rule 501 promulgated under the Act of the SEC. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks relating to its acquisition of the Common Stock.
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PURCHASER:

By:
Name:
Its:

Date:
EXHIBIT B

ASSIGNMENT FORM
(To assign the attached Warrant, execute this
form and supply the required information.
Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant and
all rights evidenced thereby are hereby assigned to:

(Please Print)
whose address is:

(Please Print)
Dated: ________________, ____
Warrantholder’s Signature:
                Name:
                Its:
Warrantholder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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